FOR IMMEDIATE RELEASE

NU SKIN ENTERPRISES REPORTS 28 PERCENT SECOND-QUARTER REVENUE
GROWTH AND RAISES ANNUAL GUIDANCE

PROVO, Utah — Aug. 2, 2018 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced strong second-quarter financial results with revenue of $704.2 million, up 28 percent over the prior-year period, and earnings per share of $0.90, a 17 percent increase over the prior-year period. Quarterly earnings were negatively impacted by a foreign currency translation loss of $0.13 and a $0.05 purchase accounting charge.

Executive Summary
Q2 2018 vs. Prior-Year Quarter

Revenue:	$704.2 million, +28% • Core Nu Skin business +24%, including +4% fx impact • Acquired companies +4%
Earnings Per Share (EPS):	$0.90, +17%, including: • ($0.13) foreign currency translation loss • ($0.05) purchase accounting charge
Sales Leaders:	71,300, +21%
Customers:	1,148,000, +8%

"We continue to successfully execute on our customer growth strategy centered on engaging platforms, enabling products and empowering programs, which led to accelerated growth," said Ritch Wood, chief executive officer. "Our customers grew by 8 percent and sales leaders grew by 21 percent, and we saw healthy revenue generation throughout the business, highlighted by double-digit increases in Mainland China, Southeast Asia and the Americas and Pacific. We are also pleased with the solid performance of our acquired businesses, which we anticipate will show increased benefits in our future results."

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Nu Skin Enterprises, Inc.
Aug. 2, 2018

Q2 2018 Year-Over-Year Operating Results

Revenue:	$704.2 million compared to $550.1 million
Gross Margin:	76.1% compared to 77.9% • Core Nu Skin business 77.9%
Selling Expenses:	38.7% of revenue compared to 41.5%
G&A Expenses:	25.6% of revenue compared to 24.6%
Operating Margin:	11.8% compared to 11.8%
Other Income / (Expense):	($11.2) million compared to ($2.7) million
Income Tax Rate:	28.8% compared to 32.2%
EPS:	$0.90, +17%, including: • ($0.13) foreign currency translation loss • ($0.05) purchase accounting charge
Stockholder Value
Dividend Payments:	$20.3 million
Stock Repurchases:	$18.4 million; $500 million available with new authorization

Q3 and 2018 Outlook
Q3 Revenue:	$650 to $670 million, 15% to 19% growth • Approximately (3%) fx impact
Q3 EPS:	$0.93 to $0.98, 22% to 29% growth • Includes ($0.04) purchase accounting charge
2018 Revenue:	$2.63 to $2.67 billion, 15% to 17% growth • Estimated +1% fx impact • Increase from prior outlook of $2.51 to $2.56 billion, which included a +3% fx impact
2018 EPS:	$3.50 to $3.65, including ($0.13) fx and ($0.16) purchase accounting charges

"Based on our strong first-half results, with double-digit growth in both the first and second quarters, we now see revenue growth of approximately 15 to 17 percent for the year," said Wood. "We will continue to invest in social selling capabilities, product innovation and the ongoing rollout of our Velocity sales compensation program. We expect these initiatives, coupled with the capability improvements we are making through development and recent acquisitions, will drive additional upside. As a testament of our confidence in the strength of the business, our board of directors approved an increase to our stock repurchase authorization to $500 million."

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Nu Skin Enterprises, Inc.
 Aug. 2, 2018

"We generated 28 percent year-over-year revenue growth and strong earnings performance in the quarter," said Mark Lawrence, chief financial officer. "For the year, we are increasing our annual revenue guidance by $120 million to $2.63 billion to $2.67 billion with earnings per share of $3.50 to $3.65. This guidance includes $0.16 in purchase accounting charges and the $0.13 foreign currency translation loss from the second quarter. We are projecting third-quarter revenue of $650 to $670 million, including a negative 3 percent currency impact, and earnings per share of $0.93 to $0.98."
Conference Call
The Nu Skin management team will host a conference call with the investment community on Aug. 2, 2018, at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available at the same URL through Aug. 16, 2018.

About Nu Skin Enterprises, Inc.
Founded more than 30 years ago, Nu Skin Enterprises, Inc. develops and distributes innovative consumer products, offering a comprehensive line of premium-quality beauty and wellness solutions. The company builds upon its scientific expertise in both skin care and nutrition to continually develop innovative product brands that include the Nu Skin® personal care brand, the Pharmanex® nutrition brand, and most recently, the ageLOC® anti-aging brand. The ageLOC brand has generated a loyal following for such products as the ageLOC LumiSpa skin cleansing and treatment device, ageLOC Youth nutritional supplement, the ageLOC Me® customized skin care system, as well as the ageLOC TR90® weight management and body shaping system. Nu Skin sells its products through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific. As a long-standing member of direct selling associations globally, Nu Skin is committed to the industry's consumer guidelines that protect and support those who sell and purchase its products through the direct selling channel. Nu Skin is traded on the New York Stock Exchange under the symbol "NUS." More information is available at nuskin.com.

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Nu Skin Enterprises, Inc.
Aug. 2, 2018

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements of management's expectations regarding the company's performance, growth, strategies and initiatives; projections regarding revenue, earnings per share, foreign currency fluctuations and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "continue," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words.
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	adverse publicity related to the company's business, products, industry or any legal actions or complaints by the company's sales force or others;
•
risk that direct selling laws and regulations in any of our markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to our business model or negatively impacts our revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company's sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	risk of foreign currency fluctuations and the currency translation impact on the company's business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the company's recent acquisitions;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company's products, which could require the company to modify its claims or inhibit the company's ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally;
•
uncertainties related to the trade disputes between the U.S. and Mainland China, and associated risks if the trade disputes are prolonged or worsen, or additional changes or actions are taken by the two countries with respect to trade policies, that could further adversely impact exchange rates, the economies of both markets and consumer sentiment;

•
uncertainties related to interpretation of, and forthcoming regulations under, the recently enacted U.S. tax reform legislation; the company's future tax-planning initiatives; any prospective or retrospective increases in duties on the company's products imported into the company's markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company's various markets; and

•	continued competitive pressures in the company's markets.

The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company's beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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Nu Skin Enterprises, Inc.
 Aug. 2, 2018

Non-GAAP Financial Measures: Constant-currency revenue growth is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company's performance. It is calculated by translating the current period's revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's revenue.

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Nu Skin Enterprises, Inc.
 Aug. 2, 2018

The Company's revenue results by segment for the three-month periods ended June 30 are presented in the following table (in thousands).

	2018	2017	% Change	Constant Currency % Change

Mainland China	$245,256	$172,098	43%	33%
Americas/Pacific	103,990	82,997	25%	31%
South Korea	91,624	86,917	5%	1%
Southeast Asia	79,223	60,545	31%	28%
Japan	64,113	64,796	(1%)	(3%)
Hong Kong/Taiwan	52,206	43,071	21%	21%
EMEA	44,010	38,188	15%	7%
Other	23,768	1,489	1,496%	1,496%

Total	$704,190	$550,101	28%	24%

The Company's revenue results by segment for the six-month periods ended June 30 are presented in the following table (in thousands).

	2018	2017	% Change	Constant Currency % Change

Mainland China	$442,787	$322,102	37%	27%
Americas/Pacific	196,279	154,422	27%	31%
South Korea	180,554	169,388	7%	1%
Southeast Asia	150,083	123,570	21%	18%
Japan	127,337	125,952	1%	(2%)
Hong Kong/Taiwan	93,198	79,019	18%	16%
EMEA	88,991	72,252	23%	11%
Other	41,180	2,495	1,551%	1,551%

Total	$1,320,409	$1,049,200	26%	21%

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Nu Skin Enterprises, Inc.
 Aug. 2, 2018

The company's Customers and Sales Leaders statistics by segment for the three-month periods ended June 30 are presented in the following table.

	2018		2017		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders

Mainland China	209,000	33,400	207,000	22,600	1%	48%
Americas/Pacific	265,000	9,000	230,000	7,800	15%	15%
South Korea	184,000	6,900	188,000	7,700	(2%)	(10%)
Southeast Asia	135,000	7,500	104,000	6,300	30%	19%
Japan	132,000	6,000	134,000	6,400	(1%)	(6%)
Hong Kong/Taiwan	76,000	4,200	68,000	3,900	12%	8%
EMEA	147,000	4,300	129,000	4,200	14%	2%

Total	1,148,000	71,300	1,060,000	58,900	8%	21%

"Customers" are persons who purchased products directly from the company during the previous three months.

"Sales Leaders" are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

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Nu Skin Enterprises, Inc.
 Aug. 2, 2018

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Second Quarters Ended June 30, 2018 and 2017
(in thousands, except per share amounts)

	2018	2017

Revenue	$704,190	$550,101

Cost of sales	168,549	121,521

Gross profit	535,641	428,580

Operating expenses:
Selling expenses	272,757	228,353
General and administrative expenses	180,120	135,488
Total operating expenses	452,877	363,841

Operating income	82,764	64,739

Other income (expense), net	(11,165)	(2,731)
Income before provision for income taxes	71,599	62,008
Provision for income taxes	20,638	19,967

Net income	$50,961	$42,041

Net income per share:
Basic	$0.92	$0.79
Diluted	$0.90	$0.77

Weighted average common shares outstanding:
Basic	55,608	52,929
Diluted	56,713	54,839

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Nu Skin Enterprises, Inc.
 Aug. 2, 2018

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Six-Month Periods Ended June 30, 2018 and 2017
(in thousands, except per share amounts)

	2018	2017

Revenue	$1,320,409	$1,049,200

Cost of sales	314,830	232,787

Gross profit	1,005,579	816,413

Operating expenses:
Selling expenses	530,459	437,361
General and administrative expenses	333,366	268,051
Total operating expenses	863,825	705,412

Operating income	141,754	111,001

Other income (expense), net	(9,958)	(7,298)
Income before provision for income taxes	131,796	103,703
Provision for income taxes	45,296	34,173

Net income	$86,500	$69,530

Net income per share:
Basic	$1.58	$1.32
Diluted	$1.53	$1.28

Weighted average common shares outstanding:
Basic	54,807	52,804
Diluted	56,430	54,466

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Nu Skin Enterprises, Inc.
 Aug. 2, 2018

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$402,031	$426,399
Current investments	8,200	11,847
Accounts receivable	50,180	33,196
Inventories, net	283,730	253,454
Prepaid expenses and other	70,898	52,893
	815,039	777,789

Property and equipment, net	503,452	464,587
Goodwill	187,423	114,954
Other intangible assets, net	95,887	67,647
Other assets	144,562	164,895
Total assets	$1,746,363	$1,589,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$58,920	$50,341
Accrued expenses	290,653	319,189
Current portion of long-term debt	97,481	77,840
	447,054	447,370

Long-term debt	370,525	310,790
Other liabilities	125,250	127,116
Total liabilities	942,829	885,276

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	532,996	466,349
Treasury stock, at cost	(1,296,628)	(1,304,694)
Accumulated other comprehensive loss	(75,460)	(66,318)
Retained earnings	1,642,535	1,609,168
	803,534	704,596
Total liabilities and stockholders' equity	$1,746,363	$1,589,872

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com,  (801) 345-3577